                                  SCHEDULE 14A
                                (Rule 14a - 101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 240.14a-11(c) or Rule 240.14a-12


                                 ENDOCARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                 ENDOCARE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 1999


TO THE STOCKHOLDERS OF ENDOCARE, INC.:

         The 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting") of Endocare, Inc. (the "Company" or "Endocare") will be held at 11:00 a.m., Pacific Time, on Tuesday, June 15, 1999 at 7 Studebaker, Irvine, California 92618, for the following purposes:

         1. To elect six Directors of the Company to serve during the ensuing year and until their successors are elected and qualified.

         2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

         3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 27, 1999 will be entitled to notice of and to vote at the 1999 Annual Meeting or any adjournment or postponement thereof.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.



                                 By Order of the Board of Directors


                                 /s/ Paul W. Mikus

                                 PAUL W. MIKUS
                                 Chairman, President and Chief Executive Officer




April 30, 1999
Irvine, California

         YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

         REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO WILLIAM R. HUGHES, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 7 STUDEBAKER, IRVINE, CALIFORNIA 92618.

                                 ENDOCARE, INC.
                                     -------
                                 PROXY STATEMENT
                                     -------
                               GENERAL INFORMATION


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Endocare, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting") to be held on Tuesday, June 15, 1999 at 11:00 a.m., Pacific Time, at 7 Studebaker, Irvine, California 92618, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 1999 Annual Meeting were mailed or delivered to the stockholders of the Company on or about May 10, 1999.


RECORD DATE AND VOTING


         The Board has fixed the close of business on April 27, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1999 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 10,477,290 shares of the Company's common stock (the "Common Stock").


QUORUM AND VOTING REQUIREMENTS


         The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1999 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Director nominees who receive the greatest number of votes at the 1999 Annual Meeting will be elected to the Board of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of Directors, abstentions are counted as negative votes in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.


VOTING ELECTRONICALLY VIA THE INTERNET OR TELEPHONE


         If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

PROXIES


         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         Six Directors are to be elected at the 1999 Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board. Management has no present knowledge that any of the persons named will be unavailable to serve.

         No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS

         Information is set forth below concerning the incumbent Directors, all of whom are also nominees for election as Directors, and the year in which each incumbent Director was first elected as a Director of the Company. Each nominee has furnished the information as to his or her beneficial ownership of Common Stock as of March 31, 1999 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected. Ages are shown as of March 31, 1999.

         NAME                           AGE          POSITION WITH THE COMPANY                   DIRECTOR SINCE
         ----                           ---          -------------------------                   --------------
         Paul W. Mikus                  33           President, Chief Executive Officer,         1995
                                                     Chairman of the Board of Directors
         Peter F. Bernardoni+*          39           Director                                    1995
         Robert F. Byrnes+*             54           Director                                    1997
         Benjamin Gerson, M.D.+*        51           Director                                    1997
         Alan L. Kaganov, Sc.D.         60           Director                                    1999
         Michael J. Strauss, M.D.       45           Director                                    1999

-------------------
* Member of the Compensation Committee.
+ Member of the Audit Committee.

         Paul W. Mikus has served as Chief Executive Officer, Chairman and Director since November, 1995. Prior to that time, he was President of Endocare as a division of Medstone from June, 1995. Prior to becoming President of Endocare, he managed worldwide sales and marketing for Prosurg, Inc. From July, 1989 to September, 1994, he worked for Medstone as Manager of Engineering where he was a co-founder of Endocare. Mr. Mikus holds a BS degree in Electrical Engineering.

         Peter F. Bernardoni has served as a Director since November, 1995. Mr. Bernardoni has been a Vice President of Technology Funding Inc. since 1991 and a partner in Technology Funding Ltd. since 1994. He serves on the Board of Directors of Urogen Corporation, PEP, Avalon Imaging, Inc., Reflection Technology and NAIAD. He has an MS in Mechanical Engineering from Stanford University.

         Robert F. Byrnes joined Endocare's Board of Directors in August, 1997. Previously Mr. Byrnes served in a number of top-level management positions in the health care industry including Chairman and Chief Executive Officer of Tokos Medical and President and Chief Executive Officer of Matria Healthcare, Inc. Mr. Byrnes has a Business Science degree in Pharmacy from Ferris State University and a Masters of Business Administration from Loyola University. He serves on the Board of Directors of Tandem Medical, Advolife, PDA and Biomens.

         Benjamin Gerson, M.D. joined Endocare's Board of Directors in August, 1997. Dr. Gerson is a Professor of Pathology and Laboratory Medicine and Professor of Pharmacology and Experimental Therapeutics at Boston University School of Medicine. Dr. Gerson was previously a panel member of the U.S. Food and Drug Administration (FDA) and had served as Chairman of the Clinical Chemistry and Clinical Toxicology Devices Panel, Center for Devices and Radiological Health. He obtained his M.D. from Thomas Jefferson University.

         Alan L. Kaganov, Sc.D. was appointed Director in January, 1999. Dr. Kaganov has been a venture partner at U.S. Venture Partners since July, 1996. Dr. Kaganov previously led Business Development and Strategic Planning at Boston Scientific Corporation from 1993 to 1996. Prior to his role at BSC, he served as President and CEO of EP Technologies and Vice President of Technology and Business Development at Baxter International. Dr. Kaganov holds an Sc.D. (Doctorate of Science) in Biomedical Engineering from Columbia University and a Masters of Business Administration degree from New York University. Dr. Kaganov also serves on the Board of Directors of Eclipse Surgical Technologies, Inc.

         Michael J. Strauss, M.D., M.P.H. was appointed Director in February, 1999. He is co-founder and Executive Vice President of Covance Health Economics and Outcomes Services, Inc. since 1988. Prior to that time, Dr. Strauss served as Senior Associate and Principal of Lewin and Associates. He obtained his M.D. at Duke University Medical School and an M.P.H. from University of Washington School of Public Health. Dr. Strauss also serves on the Board of Directors of Cyberonics, Inc.


BOARD COMMITTEES

         The Board of Directors established the Audit Committee to: (i) make recommendations concerning the engagement of independent public accountants;
(ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Mr. Peter F. Bernardoni, Mr. Robert F. Byrnes and Dr. Benjamin Gerson are the members of the Audit Committee. The Committee held two meetings in 1998.

         The Board of Directors established the Compensation Committee which consists of Mr. Peter F. Bernardoni, Mr. Robert F. Byrnes and Dr. Benjamin Gerson, none of whom are employees of the Company. The Compensation Committee determines the compensation of the Company's executive officers and administers the 1995 Stock Plan and the 1995 Director Option Plan (the "Director Plan"). The Committee held two meetings in 1998.


MEETINGS AND REMUNERATION

During fiscal 1998, the Board held 9 meetings and took various actions by written consent. Each incumbent Director attended at least 75% of the aggregate of: (i) the total number of meetings held by the Board during fiscal 1998 and;
(ii) the total number of meetings held by all committees of the Board during that period within which he was a Director or member of such committee of the Board.

         Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified. The Company does not compensate its directors for their services as such. However, Directors are reimbursed for their out-of-pocket expenses in attending Board meetings, and each of the Company's non-employee Directors participates in the Director Plan. In addition, non-employee Directors, Messrs. Byrnes and Kaganov, perform certain consulting services for the Company apart from their services on the Board of the Company. Their consulting services and the compensation they receive for them are described in this Proxy Statement under the Section entitled "Certain Transactions".

         Under the automatic option grant program in effect under the Company's 1995 Director Option Plan (the "Director Plan"), each individual who was serving as a non-employee Board member (each, an "Outside Director") prior to June 4, 1998, was automatically granted an option to purchase 10,000 fully vested shares of Common Stock upon his or her initial election or appointment as an Outside Director. On June 4, 1998, at the 1998 annual meeting of stockholders, the Company's stockholders approved an amendment to the Director Plan increasing the automatic option grant made to an Outside Director upon his or her initial appointment or election to the Board to a 20,000 share option grant which becomes exercisable in two equal annual installments over the Director's first two years of Board service. In addition, under the Director Plan, after such Director's initial appointment, he or she receives an automatic option grant each January 1 to acquire 5,000 shares of Common Stock, provided that he or she has served on the Board for at least six months prior to that January 1. The 5,000 share annual option grants become fully vested and exercisable on the first anniversary of the grant date, provided the Outside Director continues in Board service through such date.

         During 1998, and in 1999 through the date of this Proxy Statement, Outside Director Mr. Bernardoni, received the automatic 5,000 share option grant described above on January 1, 1998 and January 1, 1999. During 1999, and through the date of this Proxy Statement, Outside Directors Messrs. Byrnes and Gerson received the automatic 5,000 share option grant described above on January 1, 1999. In addition, upon their respective appointment to the Board in January, 1999 and February 1999, Outside Directors, Dr. Alan Kaganov and Dr. Michael Strauss each received the automatic 20,000 share option grant described above at their initial appointment to the Board. All of the options granted to Outside Directors were granted at an exercise price equal to the fair market value of the Common Stock on the date the options were granted.

RECOMMENDATION OF THE BOARD OF DIRECTORS


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.


                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
                       KPMG LLP AS INDEPENDENT ACCOUNTANTS

         The Board has selected KPMG LLP as independent public accountants to audit the financial statements of the Company for fiscal 1999. KPMG LLP served as the Company's independent public accountants for fiscal 1998. A member of that firm is expected to be present at the 1999 Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of KPMG LLP, if it should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Audit Committee will appoint independent public accountants for fiscal 1999. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR 1999.

                                 OTHER BUSINESS

         The Company is not aware of any other business to be presented at the 1999 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of Endocare Common Stock owned as of April 27, 1999 by: (i) the holders of more than 5% of the Endocare Common Stock known to the Company;
(ii) each Director of the Company; (iii) each of Endocare's Named Executive Officers (identified in the Summary Compensation Table herein), and; (iv) all Directors and Executive Officers of the Company as a group.

                                                                          AMOUNT AND NATURE
                                        NAME AND ADDRESS                    OF BENEFICIAL
         TITLE OF CLASS             OF BENEFICIAL OWNER(1)                  OWNERSHIP(2)         PERCENT OF CLASS
         --------------             -----------------------               -----------------      ----------------
         Common Stock               The Kaufmann Fund, Inc.                    2,499,300                  23.9%
                                    140 E. 45th Street
                                    New York, NY  10017

                                    Peter F. Bernardoni(3)                       644,857                   6.1%
                                    Technology Funding Inc.
                                    2000 Alameda de las Pulgas
                                    San Mateo, CA  94403

                                    Pequot Capital Management, Inc.(4)           857,143                   8.2%
                                    500 Nyala Farm Rd.
                                    Westport, CT  06880

                                    Paul W. Mikus(5)                             465,019(6)                4.2%
                                    Vincent C. Cutarelli(5)                       65,481(7)                 *
                                    Thomas G. Frinzi(5)                           45,946(8)                 *
                                    William R. Hughes(5)                          69,488(9)                 *
                                    Ralph L. Quigley(5)                           68,238(10)                *

                                    Robert F. Byrnes                             126,200(11)               1.2%
                                    3753 Howard Hughes Dr.
                                    Suite 200
                                    Las Vegas, NV  89109

                                    Benjamin Gerson, M.D.                         10,000(12)                *
                                    70 Walnut Street
                                    Wellesley, MA  02181

                                    Alan L. Kaganov, Sc.D.                        25,000(13)                *
                                    2180 Sand Hill Rd.
                                    Menlo Park, CA  94025

                                    Michael J. Strauss, M.D.                      15,000                    *
                                    1100 New York Ave. NW
                                    Washington, DC  20005-3934

                                    All Executive Officers and Directors
                                    as a group (10 persons)                    1,535,229                  13.6%

----------------------

*        Less than 1%.

(1) All such shares were held of record with sole voting and investment power, subject to applicable community property laws, by the named individual and/or by his wife, except as indicated in the following footnotes.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of April 27, 1999, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 644,857 shares held by Technology Funding Partners III, L.P., Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P., and Technology Funding Medical Partners I, L.P. (collectively, the "Funds"). Mr. Bernardoni is an officer of Technology Funding Inc., and a partner of Technology Funding Ltd., each a general partner of the Funds. Mr. Bernardoni has sole voting and shared investment power with respect to all shares owned by the Funds, and therefore may be deemed to be beneficial owner of such shares. Also includes 20,000 shares issuable with respect to exercise of options.

(4) Includes 857,143 shares held by Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. (collectively, the "Pequot Funds"). Pequot Capital Management, Inc. has sole voting and share investment power with respect to all shares owned by the Pequot Funds, and therefore may be deemed to be beneficial owner of such shares.

(5)  The address of such persons is 7 Studebaker, Irvine, California 92618.

(6) Includes 455,208 shares subject to options that are exercisable within 60 days after April 27, 1999.

(7) Includes 60,521 shares subject to options that are exercisable within 60 days after April 27, 1999.

(8) Includes 40,625 shares subject to options that are exercisable within 60 days after April 27, 1999.

(9) Includes 64,167 shares subject to options that are exercisable within 60 days after April 27, 1999.

(10) Includes 62,917 shares subject to options that are exercisable within 60 days after April 27, 1999.

(11) Includes 72,000 shares subject to options that are exercisable within 60 days after April 27, 1999.

(12) Represents 10,000 shares subject to options that are exercisable within 60 days after April 27, 1999.

(13) Includes 25,000 shares subject to options that are exercisable within 60 days after April 27, 1999.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

         The Executive Officers of the Company and their ages as of April 27, 1999 are as follows:

NAME                       AGE                   POSITION
----                       ---                   --------
Paul W. Mikus              33           President, Chief Executive Officer, Chairman of the Board
                                        of Directors
Vincent C. Cutarelli       49           Senior Vice President, Regulatory Affairs/Quality Assurance
Thomas G. Frinzi           43           Senior Vice President, Sales & Marketing
William R. Hughes          42           Senior Vice President and Chief Financial Officer
Jay J. Eum                 35           Vice President, Research & Development
Ralph L. Quigley           55           Vice President, Operations

         Paul W. Mikus has served as Chief Executive Officer, Chairman and Director since November, 1995. Prior to that time, he was President of Endocare as a division of Medstone from June, 1995. Prior to becoming President of Endocare, he managed worldwide sales and marketing for Prosurg, Inc. From July, 1989 to September, 1994, he worked for Medstone as Manager of Engineering where he was a co-founder of Endocare. Mr. Mikus holds a BS degree in Electrical Engineering.

         Vincent C. Cutarelli, RAC, has served as Vice President, Regulatory Affairs/Quality Assurance since September, 1996. He has over 25 years experience in regulatory affairs, quality assurance, GMP/ISO compliance and documentation control in the medical device industry. Most recently, he has served as the Director, Regulatory Affairs at both Allergan Optical and Baxter Healthcare. After obtaining his Bachelors degree in Chemistry and Biology from Clark University, he went on to become an ASQC Certified Quality Engineer and Regulatory Affairs Certified (RAC).

         Thomas G. Frinzi, with over eighteen years experience in sales & marketing, joined Endocare in May, 1998. Prior to Endocare, Mr. Frinzi held various executive positions including U.S. Division Vice President for Chiron Vision Corporation from April, 1995 to February, 1998. Prior to working at Chiron Vision Corporation, he was Vice President, Sales & Marketing for Iolab, a division of Johnson & Johnson, from March, 1993 to April, 1995. Mr. Frinzi obtained his BS degree in Social Science from the University of Tampa.

         William R. Hughes joined Endocare in July, 1997 as Senior Vice President and Chief Financial Officer. With 18 years experience in public accounting and industry, Mr. Hughes previously served as Controller and Chief Accounting Officer for FileNet Corporation and was a partner in the accounting firm of KPMG Peat Marwick. He obtained a BS degree in Economics from California State University, San Luis Obispo and has been a Certified Public Accountant since 1981.

         Jay J. Eum has served as Director of Research & Development from July, 1997 to January, 1999 and is currently Vice President of Research & Development. In 1996, he began working for Endocare as a Senior Engineer in the research & development department. Mr. Eum previously served as Senior Engineer for Cardiac Science from October, 1994 to February, 1996. Prior to that time, he served as Senior Software Engineer for Medstone International from September, 1991 to October, 1994. He has a BS degree in Electrical Engineering from California State University, Fullerton.

         Ralph L. Quigley has served as Vice President, Operations since May, 1996. Prior to joining Endocare, Mr. Quigley served as Director and Division General Manager at Everett-Charles Test Equipment Company from 1982 to 1988. From 1991 to 1993, Mr. Quigley was Vice President, Operations at L.H. Research, Inc., a power supply manufacturer, where he was responsible for both domestic and international operations. From 1993 to 1996, Mr. Quigley served as Director of Operations for Workstation Technologies, a digital video equipment manufacturer.

EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation earned by the Chief Executive Officer and the four (4) other most highly compensated Executive Officers whose salaries and bonus for the year ended December 31, 1998 was in excess of $100,000 (the "Named Executive Officers") for their services to the Company for the years ended December 31, 1996, 1997 and 1998.


                           SUMMARY COMPENSATION TABLE


                                                                                                Long-Term
                                                                                              Compensation
                                                           Annual Compensation                   Awards
                                             ---------------------------------------------      Securities
                                                                                Other           Underlying
Name and                                                                       Annual            Options/            All Other
Principal Position              Year         Salary($)        Bonus($)(1)  Compensation($)      SARs(#)(2)       Compensation($)(5)
------------------              ----         ---------        -----------  ---------------    ------------       ------------------
Paul W. Mikus                   1998          150,000           75,000             --            200,000               4,062
     Chairman,                  1997          132,500           42,000             --                 --                 464(3)
     President, CEO             1996           97,500           25,000             --                 --               4,813(4)

Vincent Cutarelli(6)            1998          105,000           45,000             --            130,000               3,620
     Senior V.P.,               1997          100,000           17,500             --                 --                 324(3)
     RA/QA                      1996               --               --             --             70,000                 130(3)

Thomas G. Frinzi(7)             1998          107,917           44,791             --            250,000                 274
     Senior V.P.,               1997               --               --             --                 --                  --
     Sales & Marketing          1996               --               --             --                 --                  --

William R. Hughes(8)            1998          140,000           70,000             --            110,000               5,432
     Senior V.P.,               1997           59,134           29,250             --            140,000                 151(3)
     Chief Financial            1996               --               --             --                 --                  --
     Officer

Ralph L. Quigley                1998          100,000           31,500             --             75,000               3,683
     V.P., Operations           1997           87,500           16,625             --                 --                 394(3)
                                1996           51,975            2,250             --             75,000                 370(3)

----------------

(1) Annual bonus amounts are earned and accrued for the fiscal year in which reported, but are paid after the close of that fiscal year.

(2)  The Company does not grant Stock Appreciation Rights.

(3)  Represents group term life insurance payments.

(4) Represents $130 of group term life insurance payments and $4,683 of commissions on sale of a Cryocare System.

(5) The 1998 totals in the column reflect the value of the Company contributions to each named executive under the Endocare, Inc. 401K Plan and group term life insurance. These amounts for the 1998 fiscal year were as follows: Paul W. Mikus: $3,792 and $270, Vincent Cutarelli: $3,063 and $557, Thomas G. Frinzi: $0 and $274, William R. Hughes: $4,963 and $469, Ralph L. Quigley: $2,333 and $1,350.

(6) Mr. Cutarelli joined the Company in September, 1996 and became an Executive Officer of the Company in 1997.

(7) Mr. Frinzi joined the Company and was first appointed an Executive Officer in May, 1998.

(8) Mr. Hughes joined the Company and was first appointed an Executive Officer in July, 1997.

STOCK OPTIONS

         The following table sets forth information concerning each grant of stock options made during 1998 to each of the Named Executive Officers.

                                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                                                                   -----------------
                                                                                                 Potential Realizable Value
                             Number of       Percent of                                            at Assumed Annual Rates
                               Shares       Total Options                                        of Stock Price Appreciation
                             Underlying       Granted to          Exercise                            for Option Term(1)
                              Options         Employees          Price Per     Expiration        ---------------------------
Name                         Granted(2)       in Period            Share          Date               5%                10%
----                         ----------     -------------        ---------     ----------        --------            -------
Paul W. Mikus                  50,000            4.2%            $   3.00       01/16/08           94,334            239,061
                              150,000           12.5%            $   2.75       07/02/08          259,419            657,419
Vincent C. Cutarelli           35,000            2.9%            $   3.00       01/16/08           66,034            167,343
                               95,000            7.9%            $   2.75       07/02/08          164,000            416,365
Thomas G. Frinzi              150,000           12.5%            $   3.38       05/07/08          318,850            808,027
                              100,000            8.3%            $   2.75       07/02/08          172,946            438,279
William R. Hughes             110,000            9.2%            $   2.75       07/02/08          190,240            482,107
Ralph L. Quigley               10,000            0.8%            $   3.00       01/16/08           18,867             47,812
                               65,000            5.4%            $   2.75       07/02/08          112,415            284,881

----------------

(1) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(2) All options become exercisable upon the merger of the Company with or into another corporation or the sale of substantially all of the Company's assets. The options vest over a four-year period, with 25% to vest on the one year anniversary date, and the remaining 75% to vest in equal monthly installments thereafter over the following three years.



         The following table sets forth the number and value as of December 31, 1998 of shares underlying unexercised options held by each of the Named Executive Officers. No options were exercised during the 1998 fiscal year by any of the Named Executive Officers.


                          FISCAL YEAR-END OPTION VALUES

                                      Number of Shares
                                          Underlying                            Value of Unexercised
                                     Unexercised Options                        In-the-Money Options
                                   as of December 31, 1998                   as of December 31, 1998(1)
Name                          Exercisable          Unexercisable         Exercisable          Unexercisable
----                          -----------          -------------         -----------          -------------
Paul W. Mikus(2)               375,000               325,000              $682,500              $227,500
Vincent Cutarelli(3)            39,375               160,625                    --                    --
Thomas G. Frinzi(3)                 --               250,000                    --                    --
William R. Hughes(3)            46,667               203,333                    --                    --
Ralph L. Quigley(3)             50,000               100,000                    --                    --

---------------------

(1) Based on the fair market value, computed using the average bid and ask prices quoted on the NASDAQ SmallCap Market as of December 31, 1998 ($2.00 per share), less the exercise price payable upon exercise of such options.

(2) Includes 200,000 unexercisable options which are "out of the money" at December 31, 1998, (i.e. the exercise price of these options was greater than the fair market value of the Company's Common Stock (as calculated in footnote (1) above ) at December 31, 1998).

(3) All of Mr. Cutarelli's, Mr. Frinzi's, Mr. Hughes' and Mr. Quigley's options were out of the money at December 31, 1998.

INDEMNIFICATION AND EXCULPATION ARRANGEMENTS

         The Restated Certificate of Incorporation of Endocare limits the liability of Directors to Endocare or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, Directors of Endocare will not be personally liable for monetary damages for breach of a Director's fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the Director derived an improper personal benefit. In addition, the bylaws of Endocare require Endocare to indemnify its Directors and Officers to the fullest extent permitted by the laws of the State of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. Bernardoni, Byrnes and Gerson, none of whom were at any time during fiscal 1998 or at any other time an Officer or employee of the Company. Mr. Byrnes does, however, serve as a consultant to the Company, and receives compensation for such services, as discussed under Section entitled "Certain Transactions" herein. There are no Compensation Committee interlocks between the Company and other entities involving the Company's Executive Officers and Board members who serve as Executive Officers or Board members of such other entities.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board is comprised of Messrs. Bernardoni, Byrnes and Gerson, three non-employee Directors, that administer the Company's executive compensation programs and policies. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to maximize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company. The following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's Executive Officers for fiscal 1998.

COMPENSATION POLICY AND PHILOSOPHY

         The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified Executive Officers; and (ii) based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries and incentive bonuses with financial performance of the stock options through the 1995 Stock Plan. In support of this philosophy, a meaningful portion of many executive's compensation is placed at-risk and linked to the financial performance of the Company. The Compensation Committee believes that cash compensation in the form of salary and incentive bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay. The Compensation Committee is responsible to the Board for ensuring that its Executive Officers are highly qualified and that they are compensated in a manner that furthers the Company's business strategies and which aligns their interests with those of the stockholders.

EXECUTIVE COMPENSATION COMPONENTS

         As discussed below, the Company's executive compensation package is primarily comprised of base salary and stock options.

         BASE SALARY AND ANNUAL INCENTIVES. For fiscal 1998, the Compensation Committee approved the base salaries of the Executive Officers based on salaries paid to Executive Officers with comparable responsibilities employed by companies with comparable businesses. The Executive Officer bonus program is designed to reward executives for individual performance and contributions to the success of and overall growth and progress of the Company. The Compensation Committee reviews Executive Officer salaries and bonus programs annually and exercises its judgment based on all the factors described above.

         STOCK OPTIONS. Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. Stock options covering 765,000 shares were granted to the Executive Officers of the Company and stock options covering 433,000 shares were granted to 17 other employees of the Company during 1998 under the Company's 1995 Stock Plan. The number of options that each Executive Officer or employee was granted was based primarily on the executive's or employee's ability to enhance the Company's long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate Executive Officers to improve long-term stock market performance. The vesting provisions of options granted under the 1995 Stock Plan are designed to encourage longevity of employment with the Company and generally extend over a four-year period.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee believes that Paul W. Mikus, the Company's Chief Executive Officer, provides valuable services to the Company and his compensation should therefore be competitive with that paid to executives at comparable companies. Mr. Mikus was granted stock options covering 200,000 shares in 1998. His annual base salary for fiscal 1998 was $150,000. In addition, Mr. Mikus received an annual incentive bonus of $75,000 which was paid subsequent to year-end. The factors which the Compensation Committee considered in setting his annual base salary and incentive bonus were his individual performance while he is President of the Company and pay practices of peer companies relating to executives of similar responsibility.

INTERNAL REVENUE CODE SECTION 162(m)

         Under Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to Executive Officers of the Company to the extent consistent with the best interests of the Company and its stockholders.


                                   COMPENSATION COMMITTEE

                                   Peter F. Bernardoni
                                   Robert F. Byrnes
                                   Benjamin Gerson, M.D.

                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the Hambrecht & Quist Healthcare-Excluding Biotechnology Index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The comparison assumes $100 invested on February 20, 1996 in the Common Stock with the reinvestment of all dividends, if any. Total stockholder returns for the prior period is not an indication of future returns.







                              [PERFORMANCE GRAPH]


Endocare Inc (ENDO)


                                                                                    CUMULATIVE TOTAL RETURN
                                                                             ---------------------------------------
                                                                             2/20/96     12/96      12/97      12/98
                                                                             -------     -----      -----      -----
ENDOCARE, INC.                                                                 100        950        933        525
NASDAQ STOCK MARKET (U.S.)                                                     100        120        147        207
HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY                           100        107        127        154


         Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

RELATIONSHIP BETWEEN ENDOCARE AND MEDSTONE AFTER THE DISTRIBUTION

         Prior to 1996, Endocare had operated as a division of Medstone International. Endocare, Inc. was incorporated as a wholly-owned subsidiary in 1994. Through 1995, the Company relied upon Medstone for financial support and administrative assistance. Since completion of the Distribution at the beginning of 1996, Endocare has operated independently from Medstone.

         Prior to the Distribution, Endocare and Medstone entered into a Distribution Agreement, a Research and Development Services Agreement, an Administrative Services Agreement and a Contribution Agreement. The full text of these agreements has been filed as exhibits to the Registration Statement at the time of the Distribution.

         During 1996, Endocare and Medstone exchanged few services. During the first quarter, Medstone billed Endocare approximately $3,000 for administrative services, and Endocare billed Medstone approximately $3,000 for engineering and administrative services. Throughout 1996, Endocare provided health insurance to its employees through continuation of Medstone's policy. No related party transactions occurred between Endocare and Medstone in 1997 and 1998.

RELATIONSHIP BETWEEN ENDOCARE AND TECHNOLOGY FUNDING

         Peter F. Bernardoni has served on Endocare's Board of Directors since November, 1995. He also is a partner of Technology Funding Ltd. and an officer of Technology Funding Inc., a venture capital group. In August, 1996 Endocare obtained a two year $1,500,000 borrowing facility from four partnerships managed by Technology Funding Inc. The outstanding principal balance of $750,000 was convertible and, at the option of the holders, was converted on January 27, 1997 into 300,000 shares of Endocare Common Stock at a conversion price of $2.50 per share. Interest on the loan had accrued at a rate of 16% per year, and all $50,000 was converted into 20,000 shares on that same date at the same $2.50 per share. Also on January 27, 1997, the four partnerships managed by Technology Funding Inc. received an additional 12,000 shares ($50,250 total market value) to induce conversion at that time. At Endocare's election, the remaining borrowing facility was cancelled on that same date. In connection with the loan, on August 26, 1996, the partnerships also received warrants for the purchase of up to 150,000 shares of Endocare Common Stock at any time on or before August 26, 2001, at a price of $3.00 per share, and the partnerships received an origination fee of 10,000 shares of Common Stock on that same date. On April 16, 1998 and April 24, 1998, investment funds managed by Technology Funding Inc. acquired an aggregate for such two purchase dates combined of 142,857 shares of newly issued Common Stock of Endocare for $3.50 a share.

RELATIONSHIP BETWEEN ENDOCARE AND AMP

         As of December 31, 1998, the Company had advanced $171,412 to Advanced Medical Procedures LLC ("AMP"). The advances bear interest at prime plus 1% and are repayable beginning September 30, 2000 in equal monthly installments of principal and interest over a twelve month period. The advances are secured by the assets of AMP and Robert F. Byrnes, a shareholder in AMP and a member of Endocare's Board of Directors. AMP is a cryosurgical service provider.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

         As of December 31, 1998, the Company had loans and related accrued interest due from various Officers totaling $104,228. The loans accrue interest at 5.41% and all interest and principal are payable August 25, 2000.

         On August 4, 1998, Messrs. Bernardoni , Byrnes and Gerson were each granted an option for 10,000 shares of the Company's Common Stock as a discretionary grant under the Company's 1995 Stock Plan. In addition, Mr. Byrnes was granted an option for 50,000 shares of Common Stock for rendering consulting services. With the exception of the options granted to Mr. Byrnes for consulting services, which vested immediately, the balance of the options vest in one year. All of the options have an exercise price of $2.13 per share, the fair market value per share of Common Stock on the grant date.

         On January 6, 1999, Messrs. Kaganov and Byrnes were granted options for 70,000 and 50,000 shares, respectively, of the Company's Common Stock under the Company's 1995 Stock Plan. The options were granted as consideration for services to be provided in fiscal 1999 under various consulting agreements. Such options generally vest over a period of time up to one year or upon the completion of a specific consulting project. All of the options have an exercise price of $2.03 per share, the fair market value per share of Common Stock on the grant date.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Directors and certain of its Officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon the copies of Section 16(a), reports which the Company received from such persons or written representations from them regarding their transactions in the Company's Common Stock, the Company believes that all reporting requirements under
Section 16(a) were met for 1998 for the Company's Directors, Officers and 10% or more beneficial owners.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Any stockholder who wishes to present a proposal for action at the 2000 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management for such meeting must notify the Company no later than December 31, 1999 in such form as required under the rules and regulations promulgated by the Commission.

                                 ANNUAL REPORTS

         A copy of the 1998 Annual Report to Stockholders is being mailed to each stockholder of record together with this Proxy Statement. The Company has also filed with the Commission its Annual Report on Form 10-K (the "Report") for the fiscal year ended December 31, 1998. This Report contains information concerning the Company and its operations. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO WILLIAM R. HUGHES AT 7 STUDEBAKER, IRVINE, CALIFORNIA 92618. Such reports are not a part of the Company's soliciting material.

                            PROXIES AND SOLICITATION

         Proxies for the 1999 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, Officers and regular employees of the Company personally or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

         All stockholders are urged to complete, sign and promptly return the enclosed proxy card.


                                       By Order of the Board of Directors

                                       /s/ William R. Hughes

                                       WILLIAM R. HUGHES
                                       Secretary

Irvine, California
April 30, 1999

                                     PROXY

                                 ENDOCARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Paul W. Mikus and William R. Hughes, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Endocare, Inc. (the "Company") held of record by the undersigned as of April 27, 1999, the record date with respect to this solicitation, of the Annual Meeting of Stockholders of the Company to be held at 7 Studebaker, Irvine, California 92618, beginning at 11:00 a.m., Pacific Time, on Tuesday, June 15, 1999, and at any adjournments thereof, upon the following matters:

    The Board of Directors Recommends a vote FOR the following proposals:

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below (except as noted below)        [ ] WITHHOLD
   AUTHORITY to vote for all nominees listed below

(Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out the nominee's name below.)

 Paul W. Mikus   Peter F. Bernardoni   Robert F. Byrnes   Benjamin Gerson, M.D.
               Alan L. Kaganov, Sc.D.    Michael J. Strauss, M.D.

2. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. OTHER MATTERS

    In their discretion, Paul W. Mikus and William R. Hughes are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND PROPOSAL 2 ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                                       Dated: , 1999

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)

                                                          Please sign exactly as
                                                       your name appears herein.
                                                       Joint owners should each
                                                       sign. When signing as
                                                       attorney, executor,
                                                       administrator, trustee,
                                                       guardian or corporate
                                                       officer, please give full
                                                       title as such.

                                                       The signees hereby
                                                       revokes all proxies
                                                       heretofore given by the
                                                       signor to vote at said
                                                       meeting or any
                                                       adjournments thereof.